PROMISSORY NOTE

BORROWER:	GreenPower Motor Company Inc., of Suite 240 - 209 Carrall Street, Vancouver, British Columbia, V6B 2J2 (the "Borrower")
LENDER:	Koko Financial Services Ltd. of xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx, (the "Lender")
AMOUNT:	USD $120,000.00
DATE:	March 31, 2019

FOR VALUE RECEIVED, on the Payment Date (as hereinafter defined) the Borrower promises to pay to the Lender, at *** or at such other address as the Lender may direct the Borrower in writing, the principal sum of ONE HUNDRED AND TWENTY THOUSAND Dollars ($120,000.00) in lawful money of the United States (hereinafter the "Principal Sum"), together with interest on the unpaid balance of the principal sum at the Interest Rate (as hereinafter defined).

For the purpose hereof, "Payment Date" means the earlier of (i) the date that the Borrower completes an equity financing of more than Five Million US Dollars (US$5,000,000) (ii) from receipt of proceeds on the sale of buses in excess of Ten Million US Dollars (US$10,000,000) or (iii) July 1, 2020

For the purpose hereof, the "Interest Rate" means Twelve per cent (12%) per annum.  Interest at the Interest Rate will be calculated and paid on the last day of each month and after each of maturity, default and judgment.  If the Borrower fails to make any payment of interest when due, the Borrower will pay compound interest thereon computed on the last banking day of each month until such interest is paid.

The Borrower shall have the right, without the consent of the Lender, to prepay in whole or in part, at any time and from time to time, all or any of the amounts due hereunder without bonus or penalty.

The Borrower agrees to grant the Lender a general security assignment on the assets of the Borrower, which will be subordinated to the BMO Bank of Montreal.

The Borrower hereby waives demand, notice of dishonor and presentment for payment, protest and notice of protest of this promissory note.

SIGNED, SEALED AND DELIVERED as of March 31, 2019.

GreenPower Motor Company Inc.

By: /s/ Michael Sieffert______

Authorized Signatory